SIFCO Industries, Inc. Names Salvatore Incanno Chief Financial Officer
May 11, 2015 – Cleveland, Ohio – SIFCO Industries, Inc. (NYSE MKT: SIF) (the “Company”) today announced that it has named Salvatore (Sal) Incanno as its Chief Financial Officer, effective May 11, 2015. Mr. Incanno joins the Company with broad financial management experience and specific expertise in corporate development and treasury.
Chairman and Chief Executive Officer Michael S. Lipscomb said, “Sal’s experience executing international transactions, coupled with his business leadership experience, make him well equipped to support our strategic growth initiatives.”
Mr. Incanno was previously General Manager of Patch Rubber Company, a subsidiary of Myers Industries, Inc. His previous roles at Myers Industries include Vice President of Corporate Development and Treasurer (2011 – 2013) and Corporate Treasurer (2007 – 2011). Prior to Myers, his previous roles include Corporate Treasurer (2005 – 2006), Assistant Treasurer (2003 – 2005) and Director of Capital Markets (2002 – 2005) for Reynolds and Reynolds Company. Mr. Incanno holds an MBA in Finance from the University of Houston, and a Bachelor of Science in Business Administration from New Mexico State University.

Forward-Looking Language
Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, competition and other uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

The Company's Form 10-K for the year ended September 30, 2014 can be accessed through its website: www.sifco.com, or on the Securities and Exchange Commission's website: www.sec.gov.

SIFCO Industries, Inc. is engaged in the production of forgings and machined components primarily for the aerospace and energy markets. The processes and services include forging, heat-treating, and machining.

SIFCO Industries, Inc.

Thomas R. Kubera, 216-881-8600

www.sifco.com